                                                                    EXHIBIT 11.1


                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                                                YEAR ENDED DECEMBER 31:
                                                                    ---------------------------------------------
                                                                       2000              1999             1998
                                                                    -----------        ---------        ---------

Income Applicable to Common Stock:
  Net income                                                        $     4,361        $  19,594        $  13,123
                                                                    ===========        =========        =========

Weighted Average Shares:
  Common shares                                                          16,181           17,173           13,820
  Common share equivalents applicable to
    potentially diluted stock options outstanding                            --              537              599
                                                                    -----------        ---------        ---------

  Weighted average common and common
    equivalent shares outstanding during
    the period                                                           16,181           17,710           14,419
                                                                    ===========        =========        =========

Per Share Amount:
  Net income:
             Basic                                                  $      0.27        $    1.14        $    0.95
                                                                    ===========        =========        =========
             Diluted                                                $      0.27        $    1.11        $    0.91
                                                                    ===========        =========        =========